UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2009

Seacoast Banking Corporation of Florida
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-287-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2009, Jeffrey C. Bruner formally gave notice of his intent to retire from the Board of Directors of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") and the Board of Directors of its principal subsidiary, Seacoast National Bank (the "Bank") effective October 1, 2009. Mr. Bruner was one of the initial directors when the Company was formed in 1983 and served on the board of the Bank for nearly 31 years. Mr. Bruner stated in his resignation letter to the Board of Directors for the Company and the Bank that he was retiring for personal reasons and that he had no disagreements with the Company or the Bank.

Seacoast’s Board of Directors has not filled the vacancy created by Mr. Bruner upon his retirement. Mr. Bruner was a Class I director whose term will expire at the Company’s 2012 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seacoast Banking Corporation of Florida

September 29, 2009	By:	/s/ Dennis S. Hudson, III

Name: Dennis S. Hudson, III
Title: Chairman & Chief Executive Officer